EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BCTC IV Assignor Corp. on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John P. Manning, Director, Principal and Principal Executive Officer of C&M Management Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, after due inquiry:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Fund.

BCTC IV Assignor Corp.

Date:
November 20, 2003	By:	/s/ John P. Manning

John P. Manning
Director, President, Principal Executive Officer